UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2021

Nkarta, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39370	47-4515206
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6000 Shoreline Court, Suite 102 South San Francisco, CA		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 582-4923

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NKTX	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On May 5, 2021, Nkarta, Inc. (the “Company”) entered into a Research Collaboration Agreement (the “Agreement”) by and between the Company and CRISPR Therapeutics AG (“CRISPR”). Pursuant to the Agreement, CRISPR and the Company will establish research plans (the “Research Plan”) for the purpose of collaboratively designing and advancing up to three (3) allogeneic, gene-edited NK cell therapies or NK+T cell therapies (each, a “Collaboration Product”) for use in the treatment of oncology, autoimmune disease, and infectious disease (together, the “Field”) up to the filing of an application to a regulatory authority to request the ability to start a clinical trial.

Under the Agreement, CRISPR and the Company agreed to negotiate to reach agreement regarding the terms governing co-development and co-commercialization of each Collaboration Product for use in the Field (each, a “JDCA”). If the parties are unable to finalize the terms of the JDCA within a specified period, the parties will submit to the dispute resolution procedures outlined in the Agreement.

Additionally, CRISPR will also grant licenses to the Company on up to five gene-editing targets to enable the Company to independently research, develop and commercialize NK cell therapies that have been gene-edited using CRISPR’s gene-editing technology (“Edited Nkarta Products”) in the Field. CRISPR will perform certain activities related to the gene-editing targets nominated by the Company for the first three Edited Nkarta Products.  During the term of the Agreement, the Company would designate two Edited Nkarta Products for which CRISPR has certain opt-in rights to become the third Collaboration Product.  Following CRISPR’s option exercise, CRISPR would have no further rights on any Edited Nkarta Products and all Edited Nkarta Products thereafter would be wholly-owned by the Company.

For purposes of carrying out the parties’ respective activities under the Research Plan, each party granted the other party a non-exclusive, royalty free, fully-paid, worldwide license to perform those activities during the Research Term.  CRISPR also granted the Company a non-exclusive, royalty-bearing license to independently research, develop, manufacture and commercialize Edited Nkarta Products for use in the Field (the “Commercialization License”). The parties would grant each other separate licenses under the JDCA to co-develop and co-commercialize each Collaboration Product.

Pursuant to the terms of the Agreement, CRISPR and the Company will form a Joint Steering Committee (the “JSC”) for the purpose of overseeing and coordinating the research activities. The JSC will be comprised of three representatives from each of CRISPR and the Company and meet at least quarterly to review the progress of the research activities. All decisions by the JSC will be made by consensus. In the event the JSC is unable to reach consensus, the parties will follow the specified dispute resolutions procedures. The JSC would also oversee the development, manufacture, and commercialization of any Collaboration Product for which a JDCA is executed.

The parties to the Agreement will share equally the costs incurred in connection with the research activities for each Collaboration Product. If the JDCA is executed, costs incurred under such agreement will be borne equally by the parties, and the parties will share profits of any commercialized Collaboration Product equally.  All costs incurred by the Company for Edited Nkarta Products, including all costs incurred by CRISPR in connection with their activities for the first three Edited Nkarta Products, will be borne solely by Nkarta.

During the first three years of the Agreement, neither party nor any of its affiliates may, alone or in conjunction with a third party, conduct discovery, research, development, manufacturing or commercialization activities in the Field for any: (a) pharmaceutical product, medical therapy, preparation, substance, or formulation that, in each case, comprises NK cells that are both: (i) derived from allogeneic donor cells; and (ii) edited using gene-editing technology; or (b) pharmaceutical product, medical therapy, preparation, substance, or formulation that, in each case, comprises NK+T cells that, in each case of such NK cells and T cells, are both: (i) derived from allogeneic donor cells; and (ii) edited using gene-editing technology.

In addition, during the term of the Agreement, neither party nor any of its affiliates may, alone or in conjunction with a third party, conduct discovery, research, development, manufacturing or commercialization activities in the Field for any pharmaceutical product, medical therapy, preparation, substance, or formulation that comprises NK cells or NK+T cells that are: (a) derived from allogeneic donor cells or derived from stem cells; and (b) directed to or against any of the tumor targets that any Collaboration Product principally targets, excluding any endogenous NK cell targeting.

Further, in the event either of the parties acquire rights to certain competing products for use in the Field (a “Distracting Product”) as a result of a merger, acquisition or combination with a third party, such acquiring party will: (a) negotiate with the other party to include such Distracting Product within the Agreement; (b) divest such Distracting Product within a specified period; or (c) cease all research and development activities related to the Distracting Product within a specified period. The requirements relating to a Distracting Product in the previous sentence will not apply in the event of a Change of Control of a party (as defined in the Agreement), if the party and its third party acquirer establish specified procedures to segregate the development and research activities under the Agreement from that of the Distracting Product.

In connection with each Edited Nkarta Product, the Company will only make regulatory and approval milestone payments to CRISPR in future years and then only totaling less than mid-twenty million dollars, and the Company will pay CRISPR tiered royalties up to the mid-single digits on worldwide net sales of each Edited Nkarta Product. The Company is allowed to sublicense Edited Nkarta Products and, if the Company does so, it will pay CRISPR a percentage of certain income received by the Company in connection with such sublicense.

The Agreement will continue until terminated pursuant to its terms. Either party can terminate the Agreement for uncured material breach, upon notice of a specified period or by either party upon the insolvency of the other party.  The Company may terminate the Agreement on an Edited Nkarta Product-by-Edited Nkarta Product basis for convenience upon notice of a specified period, except for the two Edited Nkarta Products for which CRISPR has opt-in rights.

If a party terminates a particular Collaboration Product that has not become the subject of a JDCA, or the entire Agreement, due to an uncured material breach by the other party or the insolvency of the other party (the terminating party is referred to as the “Continuing Party”), then, for Collaboration Products that have not become the subject of a JDCA, the Continuing Party has the right to negotiate an agreement with the other party for the other party to transfer data, reports, information, inventory and third party agreements necessary for the research, development, commercialization and manufacturing of the Collaboration Products for use in the Field and to grant the Continuing Party a non-exclusive license for the continued research, development and commercialization of the Collaboration Products in the Field by or on behalf of the Continuing Party after termination of the Agreement. The license would be subject to milestone and royalty payments from the Continuing Party to the other party.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which the Company expects to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending June 30, 2021.

Item 7.01 Regulation FD Disclosure.

On May 6, 2021, the Company and CRISPR issued a joint press release announcing that the Company entered into the Agreement. A copy of the Press Release is attached hereto as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be, or be deemed, incorporated by reference in any filings under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing, regardless of any general incorporation language in any such filing, unless the Company expressly sets forth in such filing that such information is to be considered “filed” or incorporated by reference therein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated May 6, 2021 entitled “CRISPR Therapeutics and Nkarta Announce Global Collaboration to Develop Gene-Edited Cell Therapies for Cancer”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nkarta, Inc.

Date: May 6, 2021	By:	/s/ Nadir Mahmood
Nadir Mahmood
Chief Financial and Business Officer

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